UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2013

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

As previously announced by Echo Therapeutics, Inc. (the “Company”), the Company and Medical Technologies Innovation Asia, LTD. (“MTIA”) entered into a Securities Purchase Agreement with MTIA and Beijing Sino Tau Shang Pin Tech and Development Corp. (“MTIA Affiliate”, and together with MTIA, the “Purchasers”) (the “Securities Purchase Agreement”).

Under the Securities Purchase Agreement, the Purchasers purchased a total of 1,818,182 shares of the Company’s Common Stock at $2.75 per share.  Of the total shares of Common Stock purchased, MTIA purchased 618,182 shares and MTIA Affiliate purchased 1,200,000 shares.  The Purchasers also received 181,818 warrants, having a five-year term and an exercise price of $2.75.  Of the total warrants received, 61,818 warrants were allocated to MTIA and 120,000 warrants were allocated to MTIA Affiliate.  The Company has not yet received the proceeds of the sale of the securities from the Purchasers due to administrative issues, primarily related to the governmental currency exchange process in China.  On December 12, 2013, the parties extended the due date of receipt of such proceeds from December 12, 2013 until December 23, 2013.  On December 23, 2013, the parties further extended the due date of receipt of proceeds for the 618,182 shares (and related warrants) from MTIA until January 31, 2014.  The parties also agreed that, on or prior to Friday, January 31, 2014, MTIA and MTIA Affiliate will enter into an amendment to the Securities Purchase Agreement whereby MTIA or its corporate designee pursuant to US securities laws (the “Designee”) will purchase and pay for the 1,200,000 shares of Echo stock and related warrants that were to be purchased by MTIA Affiliate (the “SPA Amendment”) no later than March 10, 2014.

The Company and MTIA further agreed that the Company shall not be obligated to commence the transfer of any technology or other documents, product or information to MTIA pursuant to the License, Development and Commercialization Agreement (the “License Agreement”) entered into by the Company and MTIA on December 9, 2013 until such time as the Company has received US$5,000,000 from MTIA and/or the Designee in accordance with the SPA Amendment.

If the Company does not receive from MTIA the proceeds for the 618,182 shares of Common Stock and the parties have not entered into the SPA Amendment by January 31, 2014 and the Company does not receive the proceeds for the 1,200,000 shares of Common Stock by March 10, 2014, then the Company has the right to terminate the Securities Purchase Agreement, as amended, and the License Agreement on each of those respective dates, unless the dates are extended again by mutual written consent.  All other provisions of the MTIA Securities Purchase Agreement and License Agreement remain in effect.

The statements in this report that are not historical facts, including the amendment of the Securities Purchase Agreement, may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of the Company’s ongoing studies, including the safety and efficacy of the Company’s Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, the Company’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to the Company’s and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: December 26, 2013	By: /s/ Robert F. Doman
Robert F. Doman
Executive Chairman and Interim Chief Executive Officer